Exhibit 99.1

As described in the Explanatory Note preceding Item 1 of this Annual Report, the unaudited quarterly Condensed Consolidated Financial Statements for the first two quarters in the fiscal year ended December 31, 2006 and all quarters in the fiscal year ended December 31, 2005 have been restated to defer a portion of the revenue previously recorded for system sales in China which was recognized earlier than it should have been and recognize additional non-cash stock-based compensation expense arising from using corrected measurement dates for certain stock options grants.

The unaudited Condensed Consolidated Financial Statements for 2005 also reflect restatements to report sales to certain third party resellers and associated cost of net sales, as related party sales and related party cost of net sales, because in 2006 we determined that sales to these entities are, in substance, sales to SOFTBANK CORP., which is one of our significant shareholders. These corrections had no effect on reported total net sales, total cost of sales, total gross profit, or total net income (loss). The accounts receivable resulting from these sales are now reported as accounts receivable, related parties. This correction had no effect on reported total accounts receivable, total current assets, or total assets.

Lastly, the Company has corrected the unaudited Condensed Consolidated Balance Sheets at March 31, 2006 and June 30, 2006 and the Condensed Consolidated Statements of Cash Flows for the three month period ended March 31, 2006 and the six month period ended June 30, 2006 to report $6.2 million of time deposits as short-term investments. Formerly these time deposits with original maturities of more than three months had incorrectly been reported as cash equivalents. These corrections had no effect on reported total current assets or total assets in the restated Condensed Consolidated Balance Sheets at March 31, 2006 or June 30, 2006. The corrections to the Condensed Consolidated Statements of Cash Flow for the three month period ended March 31 and the six month period ended June 30, 2006 resulted in changes in the above amounts to be reported as investing activities rather than changes in cash balances.

Following are the restated Condensed Consolidated Balance Sheets and Statements of Operations at and for the three month and year-to-date periods ended June 30, 2006, March 31, 2006, September 30, 2005, June 30, 3005 and March 31, 2005. Also included are the restated Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and the six months ended June 30, 2006, which give effect to the corrections for the aforementioned 2006 error in the classification of certain time deposits, and the restated Condensed Consolidated Statement of Operations for the three month period ended December 31, 2005. This follows guidance issued by the SEC concerning presenting information about the effects of restating previously issued financial statements for the effects of correcting errors in prior stock option accounting. Pursuant to this guidance we do not intend to amend any of our previously filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for the periods affected by the restatements and such reports should not be relied upon.

UTSTARCOM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30, 2006			Six months ended June 30, 2006
	As previously			As previously
	reported	Adjustments	As restated	reported	Adjustments	As restated
Net sales
Unrelated party	$515,733	$(1,835)	$513,898	$1,076,094	$(5,160)	$1,070,934
Related party	33,413	4,215	37,628	69,623	12,949	82,572
	549,146	2,380	551,526	1,145,717	7,789	1,153,506
Cost of net sales
Unrelated party	414,364	(251)	414,113	873,744	1,953	875,697
Related party	25,496	2,967	28,463	40,233	4,835	45,068
Gross profit	109,286	(336)	108,950	231,740	1,001	232,741
Operating expenses:
Selling, general and administrative	82,423	686	83,109	165,593	1,240	166,833
Research and development	46,743	(140)	46,603	93,052	(47)	93,005
Amortization of intangible assets	4,821	—	4,821	9,746	—	9,746
Total operating expenses	133,987	546	134,533	268,391	1,193	269,584
Operating loss	(24,701)	(882)	(25,583)	(36,651)	(192)	(36,843)
Interest income	3,947	—	3,947	7,479	—	7,479
Interest expense	(3,166)	—	(3,166)	(6,667)	—	(6,667)
Other income, net	6,887	—	6,887	10,454	—	10,454
Loss before income taxes and minority interest	(17,033)	(882)	(17,915)	(25,385)	(192)	(25,577)
Income tax expense	(4,669)	—	(4,669)	(7,508)	—	(7,508)
Minority interest in losses of consolidated subsidiaries	259	—	259	815	—	815
Net loss	$(21,443)	$(882)	$(22,325)	$(32,078)	$(192)	$(32,270)
Loss per share—Basic	$(0.18)	$(0.01)	$(0.19)	$(0.27)	$—	$(0.27)
Loss per share—Diluted	$(0.18)	$(0.01)	$(0.19)	$(0.27)	$—	$(0.27)

UTSTARCOM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(In thousands, except per share amounts)

	Three months ended March 31, 2006
	As previously reported	Adjustments	As restated
Net sales
Unrelated party	$560,361	$(3,324)	$557,037
Related party	36,210	8,734	44,944
	596,571	5,410	601,981
Cost of net sales
Unrelated party	459,381	2,204	461,585
Related party	14,736	1,869	16,605
Gross profit	122,454	1,337	123,791
Operating expenses:
Selling, general and administrative	83,172	552	83,724
Research and development	46,309	93	46,402
Amortization of intangible assets	4,925	—	4,925
Total operating expenses	134,406	645	135,051
Operating loss	(11,952)	692	(11,260)
		—	—
Interest income	3,532	—	3,532
Interest expense	(3,500)	—	(3,500)
Other income, net	3,568	—	3,568
Loss before income taxes and minority interest	(8,352)	692	(7,660)
Income tax expense	(2,839)	—	(2,839)
Minority interest in losses of consolidated subsidiaries	556	—	556
Net loss	$(10,635)	$692	$(9,943)
Loss per share—Basic	$(0.09)	$0.01	$(0.08)
Loss per share—Diluted	$(0.09)	$0.01	$(0.08)

UTSTARCOM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(In thousands, except per share amounts)

	Three months ended December 31, 2005
	As previously
	reported	Adjustments	As restated
Net sales
Unrelated party	$613,434	$(13,031)	$600,403
Related party	62,220	18,469	80,689
	675,654	5,438	681,092
Cost of net sales		—	—
Unrelated party	570,534	(29,188)	541,346
Related party	44,019	33,072	77,091
Gross profit	61,101	1,554	62,655
Operating expenses:		—	—
Selling, general and administrative	73,907	166	74,073
Research and development	54,455	60	54,515
Amortization of intangible assets	5,462	—	5,462
Restructuring	11,164	—	11,164
Total operating expenses	144,988	226	145,214
		—	—
Operating loss	(83,887)	1,328	(82,559)
		—	—
Interest income	2,617	—	2,617
Interest expense	(3,900)	—	(3,900)
Other income, net	45,388	—	45,388
		—	—
Loss before income taxes, minority interest and equity in loss of affiliated companies	(39,782)	1,328	(38,454)
Income tax (expense) benefit	(2,501)	—	(2,501)
Minority interest in losses of consolidated subsidiaries	598	—	598
Equity in loss of affiliated companies	(3,645)	—	(3,645)
Net loss	$(45,330)	$1,328	$(44,002)
Loss per share—Basic	$(0.38)	$0.01	$(0.37)
Loss per share—Diluted	$(0.38)	$0.01	$(0.37)

UTSTARCOM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30, 2005			Nine months ended September 30, 2005
	As previously reported	Adjustments	As restated	As previously reported	Adjustments	As restated
Net sales
Unrelated party	$625,902	$(41,830)	$584,072	$1,921,264	$(126,369)	$1,794,895
Related party	6,144	7,219	13,363	332,425	62,698	395,123
	632,046	(34,611)	597,435	2,253,689	(63,671)	2,190,018
Cost of net sales
Unrelated party	575,907	(27,221)	548,686	1,704,751	(58,958)	1,645,793
Related party	3,185	7,677	10,862	146,422	24,622	171,044
Gross profit	52,954	(15,067)	37,887	402,516	(29,335)	373,181
Operating expenses:
Selling, general and administrative	86,362	52	86,414	298,384	(994)	297,390
Research and development	60,797	20	60,817	192,678	(381)	192,297
Amortization of intangible assets	6,643	—	6,643	20,391	—	20,391
Impairment oflong-lived assets	218,094	—	218,094	218,094	—	218,094
Restructuring	3,378	—	3,378	18,505	—	18,505
In-process research and development	—	—	—	660	—	660
Total operating expenses	375,274	72	375,346	748,712	(1,375)	747,337
Operating loss	(322,320)	(15,139)	(337,459)	(346,196)	(27,960)	(374,156)
Interest income	1,673	—	1,673	4,474	—	4,474
Interest expense	(3,876)	—	(3,876)	(12,864)	—	(12,864)
Gain on extinguishment of subordinated notes	20,297	—	20,297	31,392	—	31,392
Other income, net	7,352	—	7,352	(1,723)	—	(1,723)
Loss before income taxes, minority interest and equity in loss of affiliated companies	(296,874)	(15,139)	(312,013)	(324,917)	(27,960)	(352,877)
Income tax (expense) benefit	(107,469)	(17,753)	(125,222)	(115,388)	(18,653)	(134,041)
Minority interest in losses of consolidated subsidiaries	3	—	3	94	—	94
Equity in loss of affiliated companies	(786)	—	(786)	(1,818)	—	(1,818)
Net loss	$(405,126)	$(32,892)	$(438,018)	$(442,029)	$(46,613)	$(488,642)
Loss per share—Basic	$(3.43)	$(0.27)	$(3.70)	$(3.81)	$(0.41)	$(4.22)
Loss per share—Diluted	$(3.43)	$(0.27)	$(3.70)	$(3.81)	$(0.41)	$(4.22)

UTSTARCOM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30, 2005			Six months ended June 30, 2005
	As previously			As previously
	reported	Adjustments	As restated	reported	Adjustments	As restated
Net sales
Unrelated party	$691,431	$(42,041)	$649,390	$1,295,362	$(84,539)	$1,210,823
Related party	28,328	22,795	51,123	326,281	55,479	381,760
	719,759	(19,246)	700,513	1,621,643	(29,060)	1,592,583
Cost of net sales		—	—		—	—
Unrelated party	591,892	(18,758)	573,134	1,128,844	(31,738)	1,097,106
Related party	15,729	8,796	24,525	143,237	16,945	160,182
Gross profit	112,138	(9,284)	102,854	349,562	(14,267)	335,295
Operating expenses:		—	—		—	—
Selling, general and administrative	103,009	78	103,087	212,020	(1,047)	210,973
Research and development	65,621	29	65,650	131,881	(399)	131,482
Amortization of intangible assets	6,776	—	6,776	13,748	—	13,748
Restructuring	15,127	—	15,127	15,127	—	15,127
In-process research and development	660	—	660	660	—	660
Total operating expenses	191,193	107	191,300	373,436	(1,446)	371,990
		—	—		—	—
Operating loss	(79,055)	(9,391)	(88,446)	(23,874)	(12,821)	(36,695)
		—	—		—	—
Interest income	1,452	—	1,452	2,801	—	2,801
Interest expense	(4,711)	—	(4,711)	(8,989)	—	(8,989)
Gain on extinguishment of subordinated notes	11,095	—	11,095	11,095	—	11,095
Other income (expense), net	(2,228)	—	(2,228)	(9,075)	—	(9,075)
		—	—		—	—
Loss before income taxes, minority interest and equity in loss of affiliated companies	(73,447)	(9,391)	(82,838)	(28,042)	(12,821)	(40,863)
Income tax (expense) benefit	(240)	(3,050)	(3,290)	(7,920)	(900)	(8,820)
Minority interest in losses of consolidated subsidiaries	313	—	313	91	—	91
Equity in loss of affiliated companies	(574)	—	(574)	(1,033)	—	(1,033)
Net loss	$(73,948)	$(12,441)	$(86,389)	$(36,904)	$(13,721)	$(50,625)
Loss per share—Basic	$(0.64)	$(0.11)	$(0.75)	$(0.32)	$(0.12)	$(0.44)
Loss per share—Diluted	$(0.64)	$(0.11)	$(0.75)	$(0.32)	$(0.12)	$(0.44)

UTSTARCOM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(In thousands, except per share amounts)

	Three months ended March 31, 2005
	As previously reported	Adjustments	As restated
	(in thousands, except per share amounts)
Net sales
Unrelated party	$603,931	$(42,499)	$561,432
Related party	297,953	32,684	330,637
	901,884	(9,815)	892,069
Cost of net sales
Unrelated party	536,952	(12,980)	523,972
Related party	127,508	8,149	135,657
Gross profit	237,424	(4,984)	232,440
Operating expenses:
Selling, general and administrative	109,011	(1,125)	107,886
Research and development	66,260	(429)	65,831
Amortization of intangible assets	6,972	—	6,972
Total operating expenses	182,243	(1,554)	180,689
Operating income	55,181	(3,430)	51,751
Interest income	1,349	—	1,349
Interest expense	(4,278)	—	(4,278)
Other income, net	(6,847)	—	(6,847)
Income before income taxes, minority interest and equity in loss of affiliated companies	45,405	(3,430)	41,975
Income tax (expense) benefit	(7,680)	2,150	(5,530)
Minority interest in losses of consolidated subsidiaries	(222)	—	(222)
Equity in loss of affiliated companies	(459)	—	(459)
Net income	$37,044	$(1,280)	$35,764
Earnings per share—Basic	$0.32	$(0.01)	$0.31
Earnings per share—Diluted	$0.29	$(0.02)	$0.27

UTSTARCOM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2006
	As previously reported	Adjustments	As restated
ASSETS
Current assets:
Cash and cash equivalents	$647,274	$(6,254)	$641,020
Short-term investments	10,339	6,254	16,593
Accounts receivable, net of allowances for doubtful accounts	383,507	(1,779)	381,728
Accounts receivable, related parties	41,110	1,779	42,889
Notes receivable	11,593	—	11,593
Inventories	455,015	—	455,015
Deferred costs	256,812	—	256,812
Prepaids and other current assets	94,177	—	94,177
Restricted cash and short-term investments	71,119	—	71,119
Total current assets	1,970,946	—	1,970,946
Property, plant and equipment, net	216,325	—	216,325
Long-term investments	29,824	—	29,824
Goodwill	3,063	—	3,063
Intangible assets, net	65,568	—	65,568
Long-term deferred costs	—	180,248	180,248
Other long-term assets	31,092	—	31,092
Total assets	$2,316,818	$180,248	$2,497,066
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363,097	$—	$363,097
Short-term debt	122,587	—	122,587
Income taxes payable	37,101	621	37,722
Customer advances	291,964	—	291,964
Deferred revenue	66,776	33,739	100,515
Other current liabilities	218,194	1,516	219,710
Total current liabilities	1,099,719	35,876	1,135,595
Long-term deferred revenue	16,270	246,194	262,464
Long-term debt	274,900	—	274,900
Other long-term liabilities	11,200	—	11,200
Total liabilities	1,402,089	282,070	1,684,159
Minority interest in consolidated subsidiaries	7,593	—	7,593
Stockholders’ equity:
Common stock	152	—	152
Additional paid-in capital	1,171,175	25,102	1,196,277
Deferred stock compensation	—	—	—
Retained earnings (accumulated deficit)	(285,252)	(123,914)	(409,166)
Accumulated other comprehensive income	21,061	(3,010)	18,051
Total stockholders’ equity	907,136	(101,822)	805,314
Total liabilities, minority interest and stockholders’ equity	$2,316,818	$180,248	$2,497,066

UTSTARCOM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(Unaudited)
(In thousands)

	March 31, 2006
	As previously reported	Adjustments	As restated
ASSETS
Current assets:
Cash and cash equivalents	$673,625	$(6,237)	$667,388
Short-term investments	10,852	6,237	17,089
Accounts receivable, net of allowances for doubtful accounts	405,938	(6,936)	399,002
Accounts receivable, related parties	89,050	6,936	95,986
Notes receivable	7,659	—	7,659
Inventories	424,028	—	424,028
Deferred costs	246,678	—	246,678
Prepaids and other current assets	103,275	—	103,275
Restricted cash and short-term investments	69,078	—	69,078
Total current assets	2,030,183	—	2,030,183
Property, plant and equipment, net	221,003	—	221,003
Long-term investments	25,643	—	25,643
Goodwill	3,063	—	3,063
Intangible assets, net	70,389	—	70,389
Long-term deferred costs	—	182,480	182,480
Other long-term assets	25,235	—	25,235
Total assets	$2,375,516	$182,480	$2,557,996
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$339,865	$—	$339,865
Short-term debt	172,141	—	172,141
Income taxes payable	31,708	622	32,330
Customer advances	265,359	—	265,359
Deferred revenue	86,681	33,427	120,108
Other current liabilities	243,888	1,514	245,402
Total current liabilities	1,139,642	35,563	1,175,205
Long-term deferred revenue	17,798	248,104	265,902
Long-term debt	274,900	—	274,900
Other long-term liabilities	13,145	—	13,145
Total liabilities	1,445,485	283,667	1,729,152
		—	—
Minority interest in consolidated subsidiaries	7,852	—	7,852
Stockholders’ equity:
Common stock	152	—	152
Additional paid-in capital	1,166,519	24,591	1,191,110
Deferred stock compensation	—	—	—
Accumulated deficit	(263,809)	(123,032)	(386,841)
Accumulated other comprehensive income	19,317	(2,746)	16,571
Total stockholders’ equity	922,179	(101,187)	820,992
Total liabilities, minority interest and stockholders’ equity	$2,375,516	$182,480	$2,557,996

UTSTARCOM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(Unaudited)
(In thousands)

	September 30, 2005
	As previously reported	Adjustments	As restated
ASSETS
Current assets:
Cash and cash equivalents	$496,126	$—	$496,126
Short-term investments	15,091	—	15,091
Accounts receivable, net of allowances for doubtful accounts	544,925	(10,749)	534,176
Accounts receivable, related parties	26,920	10,749	37,669
Notes receivable	22,934	—	22,934
Inventories	474,485	—	474,485
Deferred costs	238,294	—	238,294
Prepaids and other current assets	83,147	—	83,147
Restricted cash and short-term investments	36,922	—	36,922
Total current assets	1,938,844	—	1,938,844
Property, plant and equipment, net	251,009	—	251,009
Long-term investments	37,427	—	37,427
Goodwill	3,063	—	3,063
Intangible assets, net	80,775	—	80,775
Long-term deferred costs	—	188,633	188,633
Other long-term assets	31,932	—	31,932
Total assets	$2,343,050	$188,633	$2,531,683
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$291,466	$—	$291,466
Short-term debt	226,400	—	226,400
Income taxes payable	25,244	621	25,865
Customer advances	202,233	—	202,233
Deferred revenue	96,981	32,378	129,359
Other current liabilities	250,260	1,495	251,755
Total current liabilities	1,092,584	34,494	1,127,078
Long-term deferred revenue	—	257,339	257,339
Long-term debt	274,900	—	274,900
Total liabilities	1,367,484	291,833	1,659,317
Minority interest in consolidated subsidiaries	5,287	—	5,287
Stockholders’ equity:
Common stock	151	—	151
Additional paid-in capital	1,165,227	23,819	1,189,046
Deferred stock compensation	(4,052)	(115)	(4,167)
Retained earnings (accumulated deficit)	(207,844)	(125,055)	(332,899)
Accumulated other comprehensive income	16,797	(1,849)	14,948
Total stockholders’ equity	970,279	(103,200)	867,079
Total liabilities, minority interest and stockholders’ equity	$2,343,050	$188,633	$2,531,683

UTSTARCOM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(Unaudited)
(In thousands)

	June 30, 2005
	As previously reported	Adjustments	As restated
ASSETS
Current assets:
Cash and cash equivalents	$350,324	$—	$350,324
Short-term investments	31,402	—	31,402
Accounts receivable, net of allowances for doubtful accounts	755,251	(74,717)	680,534
Accounts receivable, related parties	89,569	74,717	164,286
Notes receivable	30,815	—	30,815
Inventories	535,780	—	535,780
Deferred costs	249,589	—	249,589
Prepaids and other current assets	99,691	1,197	100,888
Restricted cash and short-term investments	32,607	—	32,607
Current deferred taxes	43,344	4,759	48,103
Total current assets	2,218,372	5,956	2,224,328
Property, plant and equipment, net	273,027	—	273,027
Long-term investments	37,099	—	37,099
Goodwill	196,037	—	196,037
Intangible assets, net	89,100	—	89,100
Long-term deferred costs	—	165,239	165,239
Other long-term assets	76,801	12,698	89,499
Total assets	$2,890,436	$183,893	$3,074,329
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$431,361	$—	$431,361
Short-term debt	265,236	—	265,236
Income taxes payable	3,488	1,522	5,010
Customer advances	144,590	—	144,590
Deferred revenue	86,870	30,121	116,991
Other current liabilities	253,334	1,458	254,792
Total current liabilities	1,184,879	33,101	1,217,980
Long-term deferred revenue	—	219,318	219,318
Long-term debt	364,800	—	364,800
Total liabilities	1,549,679	252,419	1,802,098
Minority interest in consolidated subsidiaries	5,290	—	5,290
Stockholders’ equity:
Common stock	146	—	146
Additional paid-in capital	1,138,374	23,859	1,162,233
Deferred stock compensation	(4,584)	(223)	(4,807)
Retained earnings (accumulated deficit)	197,281	(92,163)	105,118
Accumulated other comprehensive income	4,250	1	4,251
Total stockholders’ equity	1,335,467	(68,526)	1,266,941
Total liabilities, minority interest and stockholders’ equity	$2,890,436	$183,893	$3,074,329

UTSTARCOM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(Unaudited)
(In thousands)

	March 31, 2005
	As previously reported	Adjustments	As restated
ASSETS
Current assets:
Cash and cash equivalents	$372,714	$—	$372,714
Short-term investments	16,224	—	16,224
Accounts receivable, net of allowances for doubtful accounts	737,696	(49,152)	688,544
Accounts receivable, related parties	168,997	49,151	218,148
Notes receivable	22,926	—	22,926
Inventories	601,717	—	601,717
Deferred costs	211,973	—	211,973
Prepaids and other current assets	109,787	1,195	110,982
Restricted cash and short-term investments	29,551	—	29,551
Current deferred taxes	141,713	4,759	146,472
Total current assets	2,413,298	5,953	2,419,251
Property, plant and equipment, net	278,487	—	278,487
Long-term investments	35,131	—	35,131
Goodwill	195,816	—	195,816
Intangible assets, net	94,438	—	94,438
Long-term deferred costs	—	155,269	155,269
Other long-term assets	83,889	12,699	96,588
Total assets	$3,101,059	$173,921	$3,274,980
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$440,706	$—	$440,706
Short-term debt	275,485	3	275,488
Income taxes payable	111,640	(1,529)	110,111
Customer advances	137,442	—	137,442
Deferred revenue	95,004	27,247	122,251
Other current liabilities	238,668	1,438	240,106
Total current liabilities	1,298,945	27,159	1,326,104
Long-term deferred revenue	—	202,955	202,955
Long-term debt	402,500	—	402,500
Total liabilities	1,701,445	230,114	1,931,559
Minority interest in consolidated subsidiaries	5,604	—	5,604
Stockholders’ equity:
Common stock	144	—	144
Additional paid-in capital	1,123,826	23,901	1,147,727
Deferred stock compensation	(5,527)	(372)	(5,899)
Retained earnings (accumulated deficit)	271,229	(79,722)	191,507
Accumulated other comprehensive income	4,338	—	4,338
Total stockholders’ equity	1,394,010	(56,193)	1,337,817
Total liabilities, minority interest and stockholders’ equity	$3,101,059	$173,921	$3,274,980

UTSTARCOM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six months ended June 30, 2006
	As previously	Total
	reported	adjustments	As restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(32,078)	(190)	(32,268)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,653	—	34,653
Loss on sale and disposal of assets	2,169	—	2,169
Stock-based compensation expense	8,769	1,166	9,935
Provision for doubtful accounts	3,133	—	3,133
Provision for deferred costs	5,978	—	5,978
Other	(2,930)	—	(2,930)
Changes in operating assets and liabilities:		—
Accounts receivable	97,596	—	97,596
Inventories	(36,916)	—	(36,916)
Deferred costs	(13,677)	—	(13,677)
Other assets	(7,784)	6,822	(962)
Accounts payable	39,693	—	39,693
Income taxes payable	3,438	—	3,438
Customer advances	69,280	—	69,280
Deferred revenue	(2,699)	(7,813)	(10,512)
Other current liabilities	(89,469)	15	(89,454)
Net cash provided by operating activities	79,156	—	79,156
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(12,288)	—	(12,288)
Investment in affiliates, net of cash acquired	(302)	—	(302)
Proceeds from sale of business	19,965	—	19,965
Change in restricted cash and long-term investments	(19,994)	—	(19,994)
Purchase of short-term investments	(21,810)	(6,222)	(28,032)
Proceeds from sale of short-term investments	25,588	—	25,588
Other	1,672	—	1,672
Net cash used in investing activities	(7,169)	(6,222)	(13,391)
CASH FLOWS FROM FINANCING ACTIVITIES:		—
Proceeds from borrowing	62,545	—	62,545
Payments on borrowings	(140,053)	—	(140,053)
Other	1,967	—	1,967
Net cash used in financing activities	(75,541)	—	(75,541)
Effect of exchange rate changes on cash and cash equivalents	5,257	(32)	5,225
Net increase (decrease) in cash and cash equivalents	1,703	(6,254)	(4,551)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	645,571	—	645,571
CASH AND CASH EQUIVALENTS AT END OF PERIOD	647,274	(6,254)	641,020

UTSTARCOM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(In thousands)

	Three months ended March 31, 2006
	As previously	Total
	reported	adjustments	As restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,635)	$692	$(9,943)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,476	—	17,476
Loss on sale and disposal of assets	4,708	—	4,708
Stock-based compensation expense	1,769	656	2,425
Provision for doubtful accounts	892	—	892
Provision for deferred costs	795	—	795
Other	(578)	—	(578)
Changes in operating assets and liabilities:		—
Accounts receivable	28,787	—	28,787
Inventories	(4,337)	—	(4,337)
Deferred costs	(810)	—	(810)
Other assets	(6,771)	4,055	(2,716)
Accounts payable	18,077	—	18,077
Income taxes payable	(2,020)	—	(2,020)
Customer advances	43,097	—	43,097
Deferred revenue	14,207	(5,418)	8,789
Other current liabilities	(50,985)	15	(50,970)
Net cash provided by operating activities	53,672	—	53,672
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(3,162)	—	(3,162)
Sale of business	19,965	—	19,965
Change in restricted cash and long-term investments	(17,037)	—	(17,037)
Purchase of short-term investments	(10,819)	(6,222)	(17,041)
Proceeds from sale of short-term investments	13,309	—	13,309
Other	499	—	499
Net cash provided by (used in) investing activities	2,755	(6,222)	(3,467)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	62,370	—	62,370
Payments on borrowings	(89,948)	—	(89,948)
Other	(3,184)	—	(3,184)
Net cash used in financing activities	(30,762)	—	(30,762)
Effect of exchange rate changes on cash and cash equivalents	2,389	(15)	2,374
Net increase (decrease) in cash and cash equivalents	28,054	(6,237)	21,817
Cash and cash equivalents at beginning of period	645,571	—	645,571
Cash and cash equivalents at end of period	673,625	(6,237)	667,388